UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2014

PATTERN ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

Pier 1, Bay 3
San Francisco, CA 94111
(Address and zip code of principal executive offices)

(415) 283-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

            The Company held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, June 5, 2014. A total of 47,483,551 shares of the Company’s Class A and Class B common stock (the “Common Stock”), representing approximately 93% of such shares outstanding and eligible to vote, were represented in person or by valid proxies at the Annual Meeting, constituting a quorum.

The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1: The following seven nominee directors were elected to serve until the 2015 Annual Meeting of Stockholders by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Alan R. Batkin	45,358,139	806,386	1,319,026
Patricia S. Bellinger	45,329,257	835,268	1,319,026
The Lord Browne of Madingley	45,329,031	835,494	1,319,026
Michael M. Garland	45,602,075	562,450	1,319,026
Douglas G. Hall	45,915,711	248,814	1,319,026
Michael B. Hoffman	45,331,391	833,134	1,319,026
Patricia M. Newson	45,914,194	250,331	1,319,026

Proposal 2: The appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
47,435,057	30,593	17,901	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2014

PATTERN ENERGY GROUP INC.
By:	/s/ Dyann Blaine
	Name:	Dyann Blaine
	Title:	Vice President and Secretary